UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
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Filed by a Party other than the Registrant  ☐
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☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material under §240.14a-12

Mastercard Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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ADDITIONAL INFORMATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 16, 2020

The following Notice of Change of Location relates to the proxy statement of Mastercard Incorporated dated April 29, 2020, furnished to the holders of Mastercard Incorporated Class A Common Stock in connection with the solicitation of proxies by the Board of Directors of Mastercard Incorporated for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 16, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location of Annual Meeting of Stockholders
to be held on June 16, 2020

Mastercard Incorporated
2000 Purchase Street
Purchase, New York 10577
Dear Stockholder:
In response to continued health precautions regarding in-person gatherings as a result of COVID-19, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Mastercard Incorporated, to be held on June 16, 2020 at 8:30 a.m. Eastern Time, has been changed to a virtual-only meeting format, instead of an in-person meeting at our headquarters in Purchase, New York.
VIRTUAL ANNUAL MEETING PARTICIPATION AND GUIDELINES
As described in the previously distributed proxy materials for the Annual Meeting, holders of record of Mastercard’s Class A Common Stock as of the close of business on April 20, 2020, the record date, are entitled to participate in the Annual Meeting, including to vote their shares and ask questions.
To be admitted to the virtual-only Annual Meeting with the ability to both vote and ask questions, stockholders will need to visit www.virtualshareholdermeeting.com/MA2020 and enter their unique 16-digit voting control number. This voting control number can be found on the Voting Instruction Form, Notice of Internet Availability, Proxy Materials or email. Those without a control number may attend as guests of the meeting but will not have the option to vote their shares, ask questions or otherwise participate in the Annual Meeting. Stockholders are encouraged to log in www.virtualshareholdermeeting.com/MA2020 to check-in to webcast up to 15 minutes before the Virtual Annual Meeting’s start time.
All participants in the Virtual Annual Meeting should reference the meeting rules of conduct, including guidelines for submitting questions. These rules will be posted to the “Investor Relations” section of Mastercard’s website at https://investor.mastercard.com.
Whether or not you plan to attend the Virtual Annual Meeting, we encourage you to submit your vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Virtual Annual Meeting.
By order of the Board of Directors,
Janet McGinness
Corporate Secretary
May 15, 2020

Access to the Annual Meeting on June 16, 2020 at 8:30 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/MA2020. Mastercard’s 2019 Annual Report and 2020 Proxy Statement are available at https://www.mastercardannualmeeting.com. Additionally, you may access our proxy materials at www.proxyvote.com.